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  As filed with the Securities and Exchange Commission on August 15, 1996

                                                     Registration No. 33-_____

                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, DC  20549

                                  FORM S-8
                        Registration Statement Under
                         The Securities Act of 1933

                        SMITHWAY MOTOR XPRESS CORP.
            (Exact name of registrant as specified in charter)

              NEVADA                            42-1433844
     (State or other jurisdiction            (I.R.S. Employer
  of incorporation or organization)       Identification Number)

                                 Rural Route #5
                             Fort Dodge, Iowa 50501
                                 (515)576-7418
                 (Address, including zip code, and telephone number, including area code, of principal executive offices)

                   Smithway Motor Xpress Corp. Incentive Stock Plan
                               (Full title of plan)

                                WILLIAM G. SMITH
                 Chairman, President, and Chief Executive Officer
                           Smithway Motor Xpress Corp.
                                 Rural Route #5
                             Fort Dodge, Iowa 50501
                                 (515)576-7418
                 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                  Copies to:

                            Mark A. Scudder, Esq.
                            Scudder Law Firm, P.C.
                        411 South 13th Street, Suite 200
                           Lincoln, Nebraska  68508
                               (402) 435-3223

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALES PURSUANT TO
THE PLAN: As soon as practicable after the effective date of this registration statement.

                           CALCULATION OF REGISTRATION FEE

                                           Proposed     Proposed
                                            maximum      maximum     Amount
                               Amount      offering    aggregate       of
Title of securities            to be      price per     offering  registration
to be registered             registered     share(1)     price(1)     fee

Class A Common Stock,          225,000      $7.875     $1,771,875    $611
($.01 par value)

(1) Estimated pursuant to Rule 457(c) of the Securities Act of 1933, as amended (the "Securities Act") solely for purposes of calculating the registration fee. The price is based upon the average of the high and low prices of Smithway Motor Xpress Corp. Class A Common Stock on August 14, 1996, as reported on the Nasdaq National Market.
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                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The documents containing the information specified in Part I, Items 1 and 2, will be delivered to employees in accordance with Form S-8 and Rule 428 under the Securities Act.


                                   PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

     Smithway Motor Xpress Corp. ("Smithway" or the "Company") hereby incorporates by reference in this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "Commission"):

     a. The Company's latest prospectus filed pursuant to Rule 424(b) under the Securities Act, which was part of the Company's Amendment No. 4 to Form S-1 Registration Statement (No. 33-90356, effective June 27, 1996), containing audited financial statements for the Company's latest fiscal year (the "Registration Statement");

     b. The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1996; and

     c. The description of the Company's Class A Common Stock contained under the caption "Description of Registrant's Securities to be Registered" in the Company's registration statement on Form 8-A filed June 7, 1996, which incorporates by reference the information under the heading "Description of Capital Stock" in the prospectus dated June 27, 1996, included in the Company's Registration Statement on Form S-1 (No. 33-90356, effective June 27,
1996), including any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14, and 15(d)of the Securities Exchange Act of 1934, as amended ("Exchange Act"), prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES

     Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

     Not applicable.

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ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Nevada General Corporation Law provides for the indemnification of officers and directors (and others) under certain circumstances against expenses incurred in successfully defending against a claim and authorizes Nevada corporations to indemnify their officers and directors under certain circumstances against expenses and liabilities incurred in legal proceedings involving such persons because of their being or having been an officer or director.

     Article VII of the Company's Articles and Article X of the Company's Bylaws provide that the Company's directors and officers shall be indemnified against liabilities they may incur while serving in such capacities to the fullest extent allowed by the Nevada General Corporation Law. Under these indemnification provisions, the Company is required to indemnify its directors and officers against any reasonable expenses (including attorneys' fees) incurred by them in the defense of any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, to which they were made a party, or in defense of any claim, issue, or matter therein, by reason of the fact that they are or were a director or officer of the Company or while a director or officer of the Company are or were serving at the Company's request as a director, officer, partner, trustee, employee, or agent of another corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise unless it is ultimately determined by a court of competent jurisdiction that they failed to act in a manner they believed in good faith to be in, or not opposed to, the best interests of the Company, and with respect to any criminal proceeding, had reasonable cause to believe their conduct was lawful. The Company will advance expenses incurred by directors or officers in defending any such action, suit, or proceeding upon receipt of written confirmation from such officers or directors that they have met certain standards of conduct and an undertaking by or on behalf of such officers or directors to repay such advances if it is ultimately determined that they are not entitled to indemnification by the Company. The Company may, through indemnification agreements, insurance, or otherwise, provide additional indemnification.

     Article VI of the Company's Articles eliminates, to the fullest extent permitted by law, the liability of directors and officers for monetary or other damages for breach of fiduciary duties to the Company and its stockholders as a director or officer.

     Article VI Section 6.8 of the Incentive Plan provides that the Board of Directors, or a committee appointed by the Board to administer the Plan, shall be indemnified by the Corporation for any loss, liability, or expense that may be imposed upon them in connection with any action taken or failure to act under the Plan.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to officers, directors, or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

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ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

     Not applicable.

ITEM 8.  EXHIBITS

Exhibit No.                                 Exhibit

4.1            Articles of Incorporation of Smithway Motor Xpress Corp.
               (incorporated by reference to Exhibit 3.1 to the Registration Statement on Form S-1, File No. 33-90356 ("Form S-1"))

4.2 Bylaws of Smithway Motor Xpress Corp. (incorporated by reference to Exhibit 3.2 to Form S-1)

5.1 Opinion of Scudder Law Firm, P.C. as to the validity of the shares of Class A Common Stock, par value $0.01 per share*

23.1           Consent of KPMG Peat Marwick LLP*

23.2           Consent of Denman & Company, L.L.P.*

23.3 Consent of Scudder Law Firm, P.C. (contained in Exhibit 5.1 hereto)

24 Power of Attorney (contained in the signature pages to this Registration Statement)

99 Smithway Motor Xpress Corp. Incentive Stock Plan (incorporated by reference to Exhibit 10.3 to Form S-1)

    *  Filed herewith

ITEM 9.  UNDERTAKINGS

      a.    Rule 415 Offering.  The undersigned registrant hereby undertakes:

            1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                  (iii) To include any material information with respect to
            the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

      Provided, however, that paragraph (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by

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      those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

         2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      b. Filing incorporating subsequent Exchange Act documents by reference. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      c. Request for acceleration of effective date or filing of registration statement on Form S-8. Insofar as indemnification for liabilities arises under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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                                  SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunder duly authorized, in the City of Fort Dodge, State of Iowa on August 15, 1996.

                                    SMITHWAY MOTOR XPRESS CORP.


                                    By:  /s/ G. Larry Owens
                                         G. Larry Owens
                                         Chief Financial Officer


                               POWER OF ATTORNEY

    Each person whose signature appears below hereby appoints William G. Smith, Michael E. Oleson, G. Larry Owens and each of them, as attorneys-in-fact with full power of substitution, to execute in their respective names, individually and in each capacity stated below, any and all amendments (including post-effective amendments) to this Registration Statement as the attorney-in-fact and to file any such amendment to the Registration Statement, exhibits thereto and documents required in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and their substitutes, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and their substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures                         Title                       Date

/s/ William G. Smith       Chairman of the Board, President    August 15, 1996
William G. Smith           Chief Executive Officer

/s/ G. Larry Owens         Executive Vice President and        August 15, 1996
G. Larry Owens             Chief Financial Officer; Director

/s/ Michael E. Oleson      Treasurer and Chief Accounting      August 15, 1996
Michael E. Oleson          Officer

/s/ Herbert D. Ihle        Director                            August 15, 1996
Herbert D. Ihle

/s/ Robert E. Rich         Director                            August 15, 1996
Robert E. Rich

/s/ Terry G. Christenberry Director                            August 15, 1996
Terry G. Christenberry
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                                   EXHIBITS

Exhibit No.     Exhibit

4.1             Articles of Incorporation of Smithway Motor Xpress Corp.
                (incorporated by reference to Exhibit 3.1 to the Registration Statement on Form S-1, File No. 33-90356 (the "Form S-1"))

4.2 Bylaws of Smithway Motor Xpress Corp. (incorporated by reference to Exhibit 3.2 to Form S-1)

5.1 Opinion of Scudder Law Firm, P.C. as to the validity of the shares of Class A Common Stock, par value $0.01 per share*

23.1            Consent of KPMG Peat Marwick LLP*

23.2            Consent of Denman & Company, L.L.P.*

23.3 Consent of Scudder Law Firm, P.C. (contained in Exhibit 5.1 hereto)

24 Power of Attorney (contained in the signature pages to this Registration Statement)

99 Smithway Motor Xpress Corp. Incentive Stock Plan (incorporated by reference to Exhibit 10.3 to Form S-1)

     * Filed herewith